UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 27, 2013

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	4822	26-0319491
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation)	Industrial Classification Code)	Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2013, the Company’s subsidiary, Sebring Management FL, LLC, and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A. (collectively the “Buyers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Hani “Sam” Tadros, D.D.S. and Implant, General & Cosmetic Dentistry of Tampa Bay, P.A. (collectively the “Sellers”). Under the terms of the Asset Purchase Agreement, the Sellers agree to sell and the Buyers agree to purchase all of the undertaking, property and assets of the Seller used in the Seller's dental practice as a going concern, of every kind and description and wherever situated, including but not limited to the assets, inventory, equipment, patient lists, furniture, fixtures, accounts receivables, client databases and lists and files and leasehold improvements of the Practice, such as they are, in ‘as is” condition (the “Assets”). Seller shall retain and be responsible for all liabilities, debts, obligations and expenses of the Practice incurred prior to the Closing Date. Buyer shall be responsible for liabilities, debts, obligation and expenses of the Practice accruing on or after the Closing Date, including but not limited to any federal, state or local income or other tax liability of Seller. The aggregate purchase price for the Assets shall be Six Hundred Seventeen Thousand Dollars ($617,000) (the “Aggregate Purchase Price”). Of the Aggregate Purchase Price, a One Hundred Thousand Dollar ($100,000) promissory note shall be used to pay for a portion of professional assets (the “Professional Assets Promissory Note”) and a Two Hundred Fifty Five Thousand Five Hundred and Ninety Three Dollars and Seventy Three Cents $255,593.73 promissory note shall be used to pay for operating assets (the “Operating Assets Promissory Note”).

On December 27, 2013, the Company’s subsidiary, Sebring Management FL, LLC, and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A. (collectively the “Buyers”) entered into a Share Restriction Agreement (the “Share Restriction Agreement”) with Hani “Sam” Tadros, D.D.S. and Implant, General & Cosmetic Dentistry of Tampa Bay, P.A. (collectively the “Sellers”). Under the terms of the Share Restriction Agreement, the Sellers agree to certain restrictions on the sale of any shares of common stock of the Company obtained under the Operating Assets Promissory Note made pursuant to the Asset Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 27, 2013, the Company’s subsidiary, Sebring Management FL, LLC, and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., closed the Asset Purchase Agreement described in Item 1.01 above.

On December 27, 2013, the Company’s subsidiary, Sebring Management FL, LLC, and Alan D. Shoopak, D.M.D. Orthodontic Group, P.A., closed the Share Restriction Agreement described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On December 27, 2013, the Company became obligated on direct financial obligations as described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of the business acquired.

The financial statements required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(b)	Pro Forma financial information.

The pro forma financial information required by this Item 9.01 will be filed by an amendment to this Form 8-K within 71 calendar days after the filing date of this Form 8-K.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description

2.1	Asset Purchase Agreement (the “Asset Purchase Agreement”) dated December 27, 2013.
2.2	Share Restriction Agreement (the “Share Restriction Agreement”) dated December 27, 2013.
10.1	Professional Assets Promissory Note between Alan D. Shoopak, DMD and Hani “Sam” Tadros, D.D.S. in the amount of One Hundred Thousand Dollars ($100,000), dated December 27, 2013.
10.2	Operating Assets Promissory Note between Sebring Management FL, LLC and Implant, General & Cosmetic Dentistry of Tampa Bay, P.A., in the amount of Two Hundred Fifty Five Thousand Five Hundred and Ninety Three Dollars and Seventy Three Cents ($255,593.73), dated December 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 3, 2014

Sebring Software, Inc.

By:	/s/ Leif Andersen
Name: Leif Andersen
Title: Chief Executive Officer and Director